MOJO INC.

(FKA SPECIALTY BEVERAGE AND SUPPLEMENT, INC.)

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	MOJO	Specialty
	Shopping, Inc.	Beverage And				Adjusted
	(Reinstated)	Supplement, Inc.	Combined	Pro Forma		Pro Forma
	As of March 31,
	2011		Totals	Adjustments	AJE	Totals
ASSETS
Current Assets:
Cash and Cash Equivalents	$327	$13,958	$14,285	$—		$14,285
Total Current Assets	327	13,958	14,285	—		14,285

Property and Equipment, Net	—	308,178	308,178	—		308,178
Other Assets - Rent Security	—	15,000	15,000	—		15,000
Software, Net	45	—	45	—		45
						—
Total Assets	$372	$337,136	$337,508	$—		$337,508

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts Payable and Accrued Expenses	$206,701	$318,152	$524,853	$—		$524,853
Accrued Interest	—	296,465	296,465	—		296,465
Notes Payable	—	1,592,450	1,592,450	—		1,592,450
Due To Officer	2,759	—	2,759	—		2,759
Total Current Liabilities	209,460	2,207,067	2,416,527	—		2,416,527
						—
Long-Term Liabilities						—
Notes Payable Related Parties	—	1,378,675	1,378,675	—		1,378,675
Total Long-Term Liabilities	—	1,378,675	1,378,675	—		1,378,675
						—
Total Liabilities	209,460	3,585,742	3,795,202	—		3,795,202

Stockholders' Equity:
Preferred Stock	—	—	—	—		—
Common Stock	113,000	123,854	236,854	(88,000)	2	50,000
				(118,406)	3
				19,552	3
Additional paid-in capital	(81,400)	45,071	(36,329)	88,000	2	(90,163)
				98,854	3
				(240,688)	1
Accumulated Deficit	(240,688)	(3,417,531)	(3,658,219)	240,688	1	(3,417,531)
Total Stockholders' Equity (Deficit)	(209,088)	(3,248,606)	(3,457,694)			(3,457,694)

Total Liabilities And Stockholders' Deficit	$372	$337,136	$337,508	$—		$337,508

1. To eliminate accumulated deficit of MOJO Shopping Inc. to reflect reverse merger.

2. To record cancelation of 88,000,000 shares of common stock

3. To record issuance of 19,552,128 shares of common stock to acquire 100% of common shares of Specialty Beverage and Supplement, Inc.

F-1

MOJO INC.

(FKA SPECIALTY BEVERAGE AND SUPPLEMENT, INC)

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

		Specialty
	MOJO	Beverage And			Adjusted
	Shopping, Inc.	Suplement, Inc.	Combined	Pro Forma	ProForma
	As of March 31,
	2011		Totals	Adjustments	Totals

REVENUES	$—	$1,000	$1,000	$—	$1,000

Cost of Sales	—	—	—	—	—

Gross Profit	—	1,000	1,000	—	1,000

Operating Expenses
General and Administrative	(20,847)	(423,578)	(444,425)	—	(444,425)
Total Operating Expenses	(20,847)	(423,578)	(444,425)	—	(444,425)

Loss from Operations	(20,847)	(422,578)	(444,425)		(443,425)

Other Income (Expense):
Interest income	—	—	—	—	—
Interest expense	—	(75,813)	(75,813)	—	(75,813)
Total Other Income (Expense)	—	(75,813)	(75,813)	—	(75,813)

Loss Before Provision for Income Taxes	(20,847)	(498,391)	(519,238)	—	(519,238)

Provision of Income Taxes	—	—	—	—	—

Net Loss	$(20,847)	$(498,391)	$(519,238)	$—	$(519,238)

F-2

MOJO INC.

(FKA SPECIALTY BEVERAGE AND SUPPLEMENT, INC)

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF STOCKEHOLDERS' EQUITY (DEFICIT)

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Share	Amount	Capital	Deficit	Total
Balance at March 31, 2011	—	$—	123,853,535	$123,854	$45,071	$(2,919,140)	$(2,750,215)
(Specialty Beverage and Supplement, Inc. Pre-Merger)

Balance at March 31, 2011	—	—	113,000,000	113,000	(81,400)	(240,688)	(209,088)
(MOJO Shopping, Inc. Pre-Merger)

Elimination entries associated with merger	—	—	(113,000,000)	(186,854)	(53,834)	240,688	—

Net (loss) for the year ended March 31, 2011	—	—	—	—	—	(498,391)	(498,391)

Balance, March 31, 2011	$—	$—	$123,853,535	$50,000	$(90,163)	$(3,417,531)	$(3,457,694)

F-3